As filed with the Securities and Exchange Commission on August 30, 2019

Registration No. 333-224798

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4700 (Primary Standard Industrial Classification Code Number)	86-0845127 (I.R.S. Employer Identification Number)

1275 Peachtree Street, Sixth Floor
Atlanta, GA 30309
(404) 888-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathryn Stalmack
Senior Vice President, General Counsel and Secretary
1275 Peachtree Street, Sixth Floor
Atlanta, GA 30309
(404) 888-5800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to: Steven J. Slutzky, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 (212) 909-6000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

The Providence Service Corporation (the “Company”) is filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 to withdraw and remove from registration the unsold shares of the Company’s common stock, $0.001 par value per share, and Series A Convertible Preferred Stock, $0.001 par value per share (“Preferred Stock”), previously registered by the Company for resale by the selling stockholders named therein pursuant to the Registration Statement on Form S-1 (File No. 333-224798), originally filed with the SEC on May 9, 2018, as amended by Amendment No. 1 filed on June 11, 2018 (together, the “Registration Statement”).

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for resale that remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 30, 2019.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ R. Carter Pate
Name:	R. Carter Pate
Title:	Interim Chief Executive Officer

* Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this post-effective amendment.